                                   EXHIBIT 21

                                 SUBSIDIARIES OF
                         BACK BAY RESTAURANT GROUP, INC.

                        BBRG OPERATING, INC.
                        THE 199, INC.
                        BACK BAY MEDIA, INC.
                        BBRG MASSACHUSETTS RESTAURANTS, INC.
                        BBRG NEW JERSEY RESTAURANTS, INC.
                        BBRG PARAMUS RESTAURANTS, INC.
                        BBRG RHODE ISLAND RESTAURANTS, INC.
                        BBRG ROTISSERIE, INC.
                        BBRG WASHINGTON RESTAURANTS, INC.
                        BBRG WATERFRONT, INC.
                        BORASCHI CAFE, INC.
                        DANVERS RESTAURANT GROUP, INC.
                        EASTERN PURCHASING & DESIGN, INC.
                        LINPRO GREENTREE, INC.
                        PHEASANT MALL RESTAURANT GROUP, INC.
                        PRA, INC.
                        WATERFORD RESTAURANT GROUP, INC.
                        WESTFOUR, INC.
                        THE WESTWOOD BOYLSTON RESTAURANT, INC.
                        THE WESTWOOD COPLEY RESTAURANT GROUP, INC.
                        THE WESTWOOD DEDHAM RESTAURANT, INC.
                        THE WESTWOOD HARTFORD RESTAURANT GROUP, INC.
                        THE WESTWOOD NEWTON RESTAURANT GROUP, INC.
                        THE WESTWOOD SHORT HILLS RESTAURANT, INC.
                        THE WESTWOOD TRUMBULL RESTAURANT GROUP, INC.
                        THE WESTWOOD WHITE PLAINS RESTAURANT, INC.
                        THE WESTWOOD WOBURN RESTAURANT GROUP, INC.